ULTRACARD, INC.
          STOCK PURCHASE, VOTING AND CANCELLATION RIGHTS AND REDEMPTION
                                    AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of this 30th day of September, 1999, by and between UPGRADE INTERNATIONAL CORPORATION, a Florida corporation, whose principal place of business is 1411-Fourth Avenue, Suite 629, Seattle, Washington 206-903-3116, facsimile number (206) 903-3117 ("Buyer"), and ULTRACARD, INC., a Nevada corporation (the "Company") whose principal place of business is 1550 S. Bascom Ave., Ste. 100, Campbell, California 95008, facsimile number (408) 558-6999 (collectively, the "Parties").

     WHEREAS, the Company is desirous of issuing to Buyer, and Buyer is desirous of receiving from the Company One Million (1,000,000) shares of Company common stock, par value $0.001 per share (the "Common Stock"), upon and subject to the terms, limitations, restrictions and conditions, and for the consideration hereinafter set forth; and

     WHEREAS, the Company is also desirous of issuing to Buyer Seven Hundred Twenty-Nine Thousand Ninety-Three (729,093) shares of Common Stock (the "Option Stock") in consideration of that certain option agreement between Buyer and the Company, dated January 30, 1998, and including its various amendments on February 13, 1998, August 4, 1998, February 2, 1999 and August 31, 1999 (the "Option Agreement") under which agreement Buyer has exercised it option to acquire fifty percent of the issued and outstanding voting stock of the Company; and

     WHEREAS, the Company has adopted the 1999 Ultracard, Inc. Stock Option Plan (the "SOP"), effective September 30, 1999, pursuant to which One Million (1,000,000) shares of Common Stock have been reserved from the Company's authorized but unissued Common Stock, which stock can be issued to the grantees (the "Grantees") of the SOP upon exercise of options issued thereunder (all Common Stock issued to the Grantees prior to the effectiveness of a registration statement covering the initial public offering ("IPO") of the Company's Common Stock (which results in net proceeds to the Company of no less than $35,000,000) under the Securities Act of 1933, as amended (the "Act"), (the "Pre-IPO Newly Issued Common Stock"); and

     WHEREAS, the Parties desire to set forth their agreement with respect to voting, redemption and other terms, conditions and restrictions in connection with the Common Stock to be issued to Buyer pursuant to this Agreement, and including in connection with the SOP, the IPO and the Option Agreement, as the case may be.

     NOW, THEREFORE, in consideration of the Option Agreement, the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:


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1.   TRANSACTION

     1.1          Issuance  of  Stock.  Concurrently  with the execution of this
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Agreement, and in consideration of the Option Agreement, the Company shall issue to Buyer One Million (1,000,000) shares of Common Stock (the "SOP Stock") subject to the terms, conditions, restrictions and limitations of this Agreement. To the extent any adjustment is made to the number of shares of Common Stock reserved for issuance under the SOP pursuant to Section 8 of the SOP or by amendment of the SOP, a corresponding and proportionate adjustment shall be made to the SOP stock ("SOP Adjustment").

     1.2          Issuance  of Option Shares. Concurrently with the execution of
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this  Agreement,  and also in consideration of the Option Agreement, the Company shall issue to the Buyer the Option Stock, subject to the Cancellation Right (as defined in paragraph 1.3 below).

     1.3          Right  to  Cancel  Option Stock. The Parties hereby agree that
                  -------------------------------
for the period beginning with the date of this Agreement and ending upon an IPO, if the Company redeems, repurchases, and/or through rescission or otherwise, reacquires and cancels and if its issued and outstanding Common Stock, Buyer shall surrender to the Company the same number of shares of the Option Stock for cancellation (the "Cancellation Right").

     1.4          Closing.  The  issuance  and delivery of the SOP Stock and the
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Option Stock (the "Closing") shall take place concurrently with the execution of this  Agreement  (the  "Closing  Date").

     1.5          Voting,  Dividend  and Distribution Rights with respect to the
                  --------------------------------------------------------------
Stock.  Until  the IPO, the Buyer will only vote the number of shares of the SOP
-----
Stock equal to the number of shares of Common Stock issued as a result of exercises of stock options granted under the SOP ("Pre IPO Newly Issued Common Stock") outstanding at the time of such vote, and Buyer shall not be entitled to any dividends or distributions with respect to any other shares of the SOP Stock.

     1.6          Redemption.  Upon effectiveness of the IPO, the Company may at
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its  option redeem from the Buyer for the Per Share Purchase Price the number of shares of the SOP Stock equal to One Million (1,000,000) less the number of Pre-IPO Newly Issued Common Stock; provided, however, that no SOP Stock may be redeemed in respect of issued and outstanding options to purchase Common Stock pursuant to the SOP until such options have expired unexercised. The redemption of shares of the SOP Stock under this paragraph 1.6 shall be consummated by delivery of written notice by the Company to Buyer, including the number of shares to be redeemed (the "Redemption Notice"). Certificates representing all of such shares (duly endorsed for transfer), shall be delivered in accordance with the Redemption Notice.

     1.7          Restrictive  Legend.  The respective restrictions imposed upon
                  -------------------
the SOP Stock and the Option Stock pursuant hereto, and pursuant to applicable securities laws, or otherwise, will be referenced in a "legend" to be placed upon the stock certificate(s) evidencing the SOP Stock and the Option Stock (the "Stock Certificates").


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     1.8          Actions  at  Closing.  Concurrent  with  the execution of this
                  --------------------
Agreement, the Company shall issue the SOP Stock and the Option Stock to Buyer by executing and delivering a Stock Certificate in the name of Buyer which evidences ownership of the SOP Stock and the Option Stock, containing the respective Restrictive Legend(s) on each of the SOP Stock and the Option Stock, and noting such ownership on the stock register of the Company.

     1.9          Reaffirmation  of  Anti-Dilution  Warranty  and  the  Pending
                  -------------------------------------------------------------
Commitment.  Pursuant  to  the Option Agreement, the Company warranted that from
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the date the Buyer acquired all of the Optioned Shares (as defined in the Option
Agreement) until the date of any initial public offering of the shares of the Company, the Company would not take any action or in any way allow or cause the Buyer's ownership of the issued and outstanding shares of the Company to become diluted so as to result in the Buyer owning less than fifty percent (50%) of all of the issued and outstanding voting stock of the Company (the "Anti-Dilution Warranty"), and in the event that the Company required additional financing prior to an initial public offering of the Company's shares, the Buyer agreed to provide sufficient debt financing on mutually agreeable terms or, at Buyer's election, in the form of equity financing on mutually agreeable terms or a combination of debt and equity on mutually agreeable terms (the "Additional
Financing"). The Company hereby reaffirms the Anti-Dilution Warranty. The Company has advised Buyer that it anticipates its interim, short-term financing requirements for its on-going staffing, FF&B, and development and research expenses through the end of its fiscal year 2000 to be approximately Twenty Million Dollars ($20,000,000). Buyer hereby reaffirms its firm commitment to provide (or cause to be provided, as the case may be) the Company with sufficient additional Financing to meet the Company's funding requirements though the IPO, and the Company reaffirms its agreement to dedicate such portion of the proceeds of the IPO to repay, if required, the Additional Financing. If after written notice of a funding requirement by the Company to Buyer, Buyer is unable (notwithstanding its firm commitment) to satisfy such funding requirement within sixty (60) days (a "Funding Deficiency"), the Anti-Dilution Warranty shall not apply to any subsequent stock issuances by the Company. If a Funding Deficiency has occurred and the Company seeks equity funding not provided by or arranged by Buyer (the "Deficiency Offering"), Buyer shall have the right to purchase up to fifty percent (50%) of the Deficiency Offering on the same terms and conditions as the Deficiency Offering is offered to any third party ("Participation Right"). Buyer shall have five (5) day from notice of the Deficiency Offering to exercise its Participation Right.

2.   INVESTMENT  REPRESENTATIONS

     Buyer  hereby  represents  and  warrants  that:

     (a) Buyer has been advised that the SOP Stock and the Option Stock has not been registered under the Act, nor qualified or registered under any other applicable state securities laws, and that in this connection the Company is relying in part on the representations of Buyer set forth in this Agreement. Buyer understands that no federal or state governmental agency has made a finding or determination relating to the fairness of investment in the SOP Stock and the Option Stock and that no such agency has or will recommend or endorse them.


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     (g)          Buyer  is  an "accredited investor" within the meaning of Rule
501 of Regulation D promulgated under the Act, or, if not an accredited investor, then either has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or by reason of its business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect Buyer's own interests in connection with the purchase of the SOP Stock and the Option Stock.

     (h) Buyer has not seen or received any advertising or general solicitation with respect to the SOP Stock and the Option Stock.

     (i) Buyer has disclosed to the Company in writing its state of domicile or residence for purposes of determining the Company's Blue Sky filing requirements for the transactions contemplated in this Agreement.

3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

     The  Company  hereby  represents  and  warrants  that:

     3.1          Organization,  Qualification, and Corporate Power. The Company
                  -------------------------------------------------
is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     3.2          Authorization  of  Transaction. The Company has full corporate
                  ------------------------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principals of equity.

     3.3          Noncontravention.  Neither  the  execution and the delivery of
                  ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will to the best of its knowledge (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its properties or assets is subject or any provision of the charter or bylaws of the Company, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, or (C) result in the imposition of any security interest upon any of its properties or assets.

     3.4          Validity  of  Securities.  The SOP Stock and the Option Stock,
                  ------------------------
when issued, sold, and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid, and nonassessable.

     3.5          Percentage  of  Outstanding  Shares of Stock. Giving effect to
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this  Agreement,  the  6,123,658 shares of Common Stock issued by the Company to
Buyer represent not less than fifty percent (50%) of the outstanding voting stock of the Company on a fully diluted basis, giving full effect to the Stock Option Plan and any other outstanding rights to acquire shares of the Company's Common Stock, as of the date of this Agreement.

4.   COVENANTS  AND  OBLIGATIONS  OF  BUYERS

     4.1          Authorization  of  Transaction.  Buyer  has  full  power  and
                  ------------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principals of equity.

     4.2          Limitations  on  Disposition.  Without  in  any  limiting  the
                  ----------------------------
representations, warranties and limitations otherwise set forth in this Agreement, Buyer agrees not to make any disposition of all or any portion of the SOP Stock and the Option Stock unless and until the transferee has agreed in writing for the benefit of the Company to be bound by all the terms and conditions of this Agreement specified by the Company and

          There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the Act; or

          Buyer shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, Buyer shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration under the Act.

     4.3          Confidentiality. Buyer hereby agrees that it shall maintain in
                  ---------------
confidence, and shall not use or disclose without the prior written consent of the Company, any information identified by the Company as confidential that is furnished to Buyer by the Company in connection with this Agreement, including without limitation, all financial statements, budgets and other information delivered to or provided to Buyer by the Company. This obligation of confidentiality shall not apply, however, to any information (i) in the public domain through no unauthorized act or failure to act by Buyer, (ii) lawfully disclosed to Buyer by a third party who possessed such information without any obligation of confidentiality or (iii) legally known previously by Buyer independent of any disclosure by the Company.

     4.4          Market  Stand-Off Agreement. Buyer hereby agrees that it shall
                  ---------------------------
not, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the IPO, directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer any of the SOP Stock and the Option Stock without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or its underwriters. Such restriction, (the "Market Stand-Off") offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two (2) years after the date of the IPO. In the event of an SOP Adjustment such additional shares shall be immediately subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop transfer instructions with respect to the SOP Stock and the Option Stock. This subsection shall not apply to Stock registered in a public offering under the Act and buyer shall be subject to this subsection only if the directors or officers of the Company are subject to similar arrangements.

     4.5     Restrictions on Transferability. The Sop Stock and the Option Stock
             -------------------------------
offered hereby are issued subject to significant restrictions on transferability. The SOP Stock and the Option Stock have not been registered under the Act. In reliance upon the exemptions provided by section 4(2) of the Act and Regulation D and Rules 504 through 506 promulgated thereunder. Furthermore, the SOP Stock and the Option Stock have not been registered under the laws of any state in reliance upon exemptions therefrom. The SOP Stock and the Option Stock may not be sold or transferred in the absence of effective registration under the Act and such State laws as may apply, and an opinion of counsel acceptable to the Company that such registration is not required. Further restrictions on transferability are set forth herein.

5.   MISCELLANEOUS

     5.1          Notices.  Any  notice required or permitted hereunder shall be
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sent  to  a  party  at its address set forth above, or to another address if the recipient has given prior written notice thereof. Any notice may be given as follows: (i) by delivery in hand or via facsimile, effective on receipt; (ii) by registered United States mail, return receipt request, effective on the third business day after the date of mailing, or (iii) by recognized commercial overnight courier, effective on the first business day after date of deposit with the courier for U.S. addresses and on the second business day after such deposit for other addresses. Oral notice shall be insufficient.

     5.2          Governing  Law. This Agreement shall be construed and enforced
                  --------------
in accordance with, and governed by, the laws of the State of Nevada without giving effect to the principles of the conflict of laws thereof.

     5.3          Headings. The section headings contained in this Agreement are
                  --------
for reference purposes only and shall not affect the construction and interpretation of this Agreement.

     5.4          Severability. The invalidity of all or any part of any section
                  ------------
of this Agreement shall not render invalid the remainder of such action. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     5.5          Binding  Effect. Buyer shall not assign this Agreement without
                  ---------------
the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Parties, their heirs, personal representatives, successors, and permitted assignees. The covenants and obligations set forth in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     5.6          Counterparts:  Facsimile  Signatures.  This  Agreement  may be
                  ------------------------------------
executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the Parties to one of these counterpart signature pages. All of the counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page. This Agreement may be executed by a facsimile signature having the same force and effect as if the document had been executed by the actual signature of the Party.

     5.7          Arbitration.  Any  controversy or claim arising out of or from
                  -----------
or relating to this Agreement or breach thereof, shall be settled by binding arbitration in the City of Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association then in effect, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure and the prevailing party shall be entitled to costs and attorneys' fees, and judgment upon the award rendered therein may be entered in any court having jurisdiction thereof.

     5.8          Entire Agreement. This Agreement contains the entire agreement
                  ----------------
of the Parties with respect to the subject matter hereof. The Parties are not bound by any oral statements that are made outside of this Agreement with respect to the subject matter hereof. This Agreement may not be modified or altered except by written instrument duly executed by both parties

     WHEREFORE, the Parties have executed this Agreement effective as of the date above written.

COMPANY                                     BUYER
UltraCard, Inc., a Nevada corporation       Upgrade International Corporation a
                                            Florida  corporation

By:/s/  Daniel  P.  Kehoe                   By:  /s/  Daniel  Bland
   ----------------------                      ------------------------
Daniel  P.  Kehoe                           Daniel  Bland
Its:  President                             Its:  President
Date:  3/22/00                              Date:
       -------                                   ----------------------


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